SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

              BB&T CORPORATION
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	56-0939887
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation of organization)	Number)

200 West Second Street
          Winston-Salem, North Carolina 27101
(Address of principal executive offices, including zip code)

BB&T CORPORATION
1995 OMNIBUS STOCK INCENTIVE PLAN
              (As Amended Through February 25, 2003)
(Full title of the plan)

Jerone C. Herring, Esq.
BB&T Corporation
200 West Second Street
3rd Floor
Winston-Salem, North Carolina 27101
              (336) 733-2180
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share (2)	price (2)	fee (2)
Common
Stock, par value
$5.00 per share	12,991,683 shares	$32.13 - $32.505	$421,487,089	$34,099

(1)	Each share of the Registrant’s Common Stock includes one preferred share purchase right.

(2)

Pursuant to Rule 457(c) and (h)(1), based on (i) the average ($32.505) of the high ($32.75) and low ($32.26) prices of the Registrant's Common Stock on April 25, 2003, as reported on the New York Stock Exchange (10,838,171 shares); and (ii) the average option price ($32.13) for 2,153,512 shares being registered herein which are available for issuance upon the exercise of outstanding options granted under the Company's 1995 Omnibus Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

                    The following documents filed by BB&T Corporation (the “Company” or “BB&T”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

                    (a)      The Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on March 7, 2003;

                    (b)      The Company's Current Report on Form 8-K filed with the Commission on January 13, 2003;

                    (c)      The description of the Company's Common Stock, par value $5.00 per share, contained in the Company's Registration Statement on form 8-A filed with the Commission on September 4, 1991 with respect to such Common Stock, including any amendment or report filed for the purposes of updating such description;

                    (d)      The Company's Registration Statement on Form 8-A relating to the Company's shareholder rights plan, filed with the Commission on January 10, 1997; and

                    (e)      All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above; and

                    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

                    Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-03989 and Registration Statement No. 333-36540, relating to the offer and sale of the Registrant’s Common Stock under the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended and restated (formerly, the Southern National Corporation 1995 Omnibus Stock Incentive Plan), are incorporated by reference in this Registration Statement on Form S-8.

Item 4.   Description of Securities.

                    Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The legality of the securities offered hereby has been passed upon for the Company by Jerone C. Herring, Executive Vice President, Secretary and General Counsel of the Company. Mr. Herring owns shares of Common Stock of the Company and holds options to purchase additional shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

                    Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

                    The registrant's bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising out of his status as such, excluding: (i) any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of the registrant and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

                    The registrant's articles of incorporation provide for the elimination of the personal liability of each director of the registrant to the fullest extent permitted by law.

                    The registrant maintains directors' and officers' liability insurance that, in general, insures: (i) the registrant's directors and officers against loss by reason of any of their wrongful acts and (ii) the registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

                    Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 7.   Exemption from Registration Claimed.

                    Not applicable.

Item 8.   Exhibits.

                    The following exhibits are filed as a part of this Registration Statement:

Number	Description

4.1

Amended and Restated Articles of Incorporation of the Company, as amended, which are incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 17, 1997.

4.2

Articles of Amendment to the Articles of Incorporation of the Company, which are incorporated herein by reference to Exhibit 3(a)(ii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

4.3	Articles of Amendment dated May 1, 1998 to the Articles of Incorporation of the Company.

4.4	Articles of Amendment dated April 30, 2001 to the Articles of Incorporation of the Company.

4.5

Bylaws of the Company, as amended, which are incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

4.6

Rights Agreement dated as of December 17, 1996 between the Company and Branch Banking and Trust Company, Rights Agent, which is incorporated herein by reference to Exhibit A filed under Form 8-A, filed with the Commission on January 10, 1997.

4.7

Subordinated Indenture (including Form of Subordinated Debt Security) between the Company and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996, which is incorporated herein by reference to Exhibit 4(d) to Registration No. 333-02899.

4.8

Senior Indenture (including Form of Senior Debt Security) between the Company and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996, which is incorporated herein by reference to Exhibit 4(c) to Registration No. 333-02899.

5	Opinion of Jerone C. Herring, Executive Vice President, Secretary and General Counsel of the Company.

23.1	Consent of Jerone C. Herring, Executive Vice President, Secretary and General Counsel of the Company (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Explanatory Note regarding Arthur Andersen LLP.

24	Power of Attorney of Directors and Officers of the Company.

99	BB&T Corporation 1995 Omnibus Stock Incentive Plan (as amended through February 25, 2003).

Item 9.   Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT

          Pursuant to the requirements of the Securities Act of 1933, BB&T Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 30th day of April, 2003.

BB&T CORPORATION

By: /s/ Jerone C. Herring
Jerone C. Herring
Executive Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 30, 2003.

	/s/ John A. Allison IV *		/s/ Scott E. Reed *
Name:	John A. Allison IV	Name:	Scott E. Reed
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

	/s/ Sherry A. Kellett *		/s/ Nelle Ratrie Chilton *
Name:	Sherry A. Kellett	Name:	Nelle Ratrie Chilton
Title:	Senior Executive Vice President	Title:	Director
and Controller
(principal accounting officer)

	/s/ Alfred E. Cleveland *		/s/ Ronald E. Deal *
Name:	Alfred E. Cleveland	Name:	Ronald E. Deal
Title:	Director	Title:	Director

	/s/ Tom D. Efird *		/s/ Paul S. Goldsmith *
Name:	Tom D. Efird	Name:	Paul S. Goldsmith
Title:	Director	Title:	Director

/s/ Jane P. Helm *
Name:	L. Vincent Hackley	Name:	Jane P. Helm
Title:	Director	Title:	Director

	/s/ Richard Janeway *		/s/ J. Ernest Lathem *
Name:	Richard Janeway, M.D.	Name:	J. Ernest Lathem, M.D.
Title:	Director	Title:	Director

	/s/ James H. Maynard *		/s/ Albert O. McCauley *
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

	/s/ J. Holmes Morrison *		/s/ Richard L. Player, Jr. *
Name:	J. Holmes Morrison	Name:	Richard L. Player, Jr.
Title:	Director	Title:	Director

	/s/ Nido R. Qubein *		/s/ E. Rhone Sasser *
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

/s/ Jack E. Shaw *
Name:	Jack E. Shaw
Title:	Director

*By:	/s/ Jerone C. Herring
Name: Jerone C. Herring
Attorney-in-Fact

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
BB&T Corporation

Exhibit No.	Description

4.1

Amended and Restated Articles of Incorporation of the Company, as amended, which are incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 17, 1997. *

4.2

Articles of Amendment to the Articles of Incorporation of the Company, which are incorporated herein by reference to Exhibit 3(a)(ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998. *

4.3	Articles of Amendment dated May 1, 1998 to the Articles of Incorporation of the Company.

4.4	Articles of Amendment dated April 30, 2001 to the Articles of Incorporation of the Company.

4.5

Bylaws of the Company, as amended, which are incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998. *

4.6

Rights Agreement dated as of December 17, 1996 between the Company and Branch Banking and Trust Company, Rights Agent, which is incorporated herein by reference to Exhibit A filed under Form 8-A, filed with the Commission on January 10, 1997. *

4.7

Subordinated Indenture (including Form of Subordinated Debt Security) between the Company and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996, which is incorporated herein by reference to Exhibit 4(d) to Registration No. 333-02899.

4.8

Senior Indenture (including Form of Senior Debt Security) between the Company and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996, which is incorporated herein by reference to Exhibit 4(c) to Registration No. 333-02899.

5	Opinion of Jerone C. Herring, Executive Vice President, Secretary and General Counsel of the Company.

23.1	Consent of Jerone C. Herring, Executive Vice President, Secretary and General Counsel of the Company (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Explanatory Note regarding Arthur Andersen LLP.

24	Power of Attorney of Directors and Officers of the Company.

99	BB&T Corporation 1995 Omnibus Stock Incentive Plan (as amended through February 25, 2003).

* Incorporated by reference.

EXHIBIT 4.3

EXHIBIT 4.3

ARTICLES OF AMENDMENT OF
BB&T CORPORATION

          The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Article of Incorporation:

1.	The name of the corporation is BB&T Corporation.

2.	The following amendment to the Articles of Incorporation of the corporation was adopted by its shareholders on the 28the day of April, 1998, in the manner prescribed by law:

Delete the first sentence of Article IV and substitute therefore the following:

“The Corporation shall have authority to issue 500,000,000 shares of Common Stock, par value $5 each, and 5,000,000 shares of Preferred Stock, par value $5 each.”

3.	The above amendment is effective upon filing.

This the 1st day of May, 1998.

BB&T CORPORATION

By: /s/ Jerone C. Herring
Jerone C. Herring, Secretary

Back to Index

EXHIBIT 4.4

EXHIBIT 4.4

ARTICLES OF AMENDMENT OF
BB&T CORPORATION

          The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

          1.      The following amendment to the Articles of Incorporation of the corporation was adopted by its shareholders on the 24th day of April, 2001, in the manner prescribed by law:

Delete the first sentence of Article IV and substitute therefore the following:

“The Corporation shall have authority to issue 1,000,000,000 shares of Common Stock, par value $5 each, and 5,000,000 shares of Preferred Stock, par value $5 each.”

2.	The above amendment is effective upon filing.

This the 30th day of April, 2001.

BB&T CORPORATION

By: /s/ Jerone C. Herring
Jerone C. Herring, Secretary

Back to Index

EXHIBIT 5

EXHIBIT 5

[BB&T Letterhead]

May 1, 2003

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

Re: Registration Statement on Form S-8 with respect to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended

Ladies and Gentlemen:

          I am the Executive Vice President, Secretary and General Counsel of BB&T Corporation (the “Company”), and I am familiar with the proceedings taken by the Company in connection with its registration under the Securities Act of 1933, as amended, of an aggregate of 12,991,683 shares of its common stock, $5.00 par value (the “Shares”), which are proposed to be offered and sold pursuant to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended and restated through February 25, 2003 (the “Plan”). The Company is filing a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to the Shares. This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

          I have reviewed the Company’s articles of incorporation and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, I have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates. I also have reviewed the Plan and the Registration Statement.

          In connection with such review, I have assumed (1) the genuineness of all signatures and the legal competence of all signatories; (2) the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies; and (3) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company. In rendering opinions as to future events, I have assumed the facts and law existing on the date hereof.

          Based upon and subject to the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          This opinion is delivered solely for the Company’s benefit in connection with the Registration Statement and the transactions provided for therein and may not be relied upon by any other person or for any other purpose without my prior written consent.

          This opinion is limited to the laws of the State of North Carolina, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

          I hereby consent to being named in the Registration Statement as an attorney who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jerone C. Herring

Jerone C. Herring
Executive Vice President, Secretary
and General Counsel

Back to Index

EXHIBIT 23.2

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2003 relating to the financial statements of BB&T Corporation, which appears in BB&T Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

   /s/ PricewaterhouseCoopers LLP
        PricewaterhouseCoopers LLP
        Greensboro, North Carolina
        April 30, 2003

Back to Index

EXHIBIT 23.3

EXHIBIT 23.3

EXPLANATORY NOTE REGARDING ARTHUR ANDERSEN LLP

          The consolidated financial statements of BB&T Corporation and its subsidiaries as of and for the year ended December 31, 2002 which are incorporated by reference into this registration statement from BB&T's annual report on Form 10-K for the year ended December 31, 2002 and filed with the SEC on March 7, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The consolidated financial statements as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report incorporated by reference herein.

          On March 20, 2002, BB&T announced that it had appointed PricewaterhouseCoopers LLP to replace Arthur Andersen LLP as its independent accountants. After reasonable efforts, we have been unable to obtain Arthur Andersen's updated written consent to the incorporation by reference into this registration statement of Arthur Andersen's audit reports with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to omit Arthur Andersen's updated written consent from this registration statement.

          Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

          Accordingly, Arthur Andersen may not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement. BB&T believes, however, that other persons who may be liable under Section 11(a) of the Securities Act, including BB&T's officers and directors, may still rely on Arthur Andersen's audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

Back to Index

EXHIBIT 24

EXHIBIT 24

POWER OF ATTORNEY

          Each of the undersigned, being a director and/or officer of BB&T Corporation (the "Company"), hereby constitutes and appoints John A. Allison and Jerone C. Herring, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capabilities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement on Form S-8 filed by the Registrant pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of shares of the Company's common stock, $5.00 par value, pursuant to the terms of the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended and restated, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney has been signed by the following persons in the capacities indicated on April 22, 2003.

	/s/ John A. Allison IV		/s/ Scott E. Reed
Name:	John A. Allison IV	Name:	Scott E. Reed
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

	/s/ Sherry A. Kellett		/s/ Nelle Ratrie Chilton
Name:	Sherry A. Kellett	Name:	Nelle Ratrie Chilton
Title:	Senior Executive Vice President	Title:	Director
and Controller
(principal accounting officer)

	/s/ Alfred E. Cleveland		/s/ Ronald E. Deal
Name:	Alfred E. Cleveland	Name:	Ronald E. Deal
Title:	Director	Title:	Director

	/s/ Tom D. Efird		/s/ Paul S. Goldsmith
Name:	Tom D. Efird	Name:	Paul S. Goldsmith
Title:	Director	Title:	Director

/s/ Jane P. Helm
Name:	L. Vincent Hackley	Name:	Jane P. Helm
Title:	Director	Title:	Director

	/s/ Richard Janeway		/s/ J. Ernest Lathem
Name:	Richard Janeway, M.D.	Name:	J. Ernest Lathem, M.D.
Title:	Director	Title:	Director

	/s/ James H. Maynard		/s/ Albert O. McCauley
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

	/s/ J. Holmes Morrison		/s/ Richard L. Player, Jr.
Name:	J. Holmes Morrison	Name:	Richard L. Player, Jr.
Title:	Director	Title:	Director

	/s/ Nido R. Qubein		/s/ E. Rhone Sasser
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

/s/ Jack E. Shaw
Name:	Jack E. Shaw
Title:	Director

Back to Index

EXHIBIT 99

SOUTHERN NATIONAL CORPORATION

1995 OMNIBUS STOCK INCENTIVE PLAN

Effective April 10, 1995

(As Amended and Restated Effective April 23, 1996)

SOUTHERN NATIONAL CORPORATION

1995 OMNIBUS STOCK INCENTIVE PLAN

ARTICLE I

DEFINITIONS

1.01. Agreement means a written agreement (including any amendment or supplement thereto) between SNC and a Participant specifying the terms and conditions of an award of Restricted Stock, Performance Shares or Performance Units or an Option or SAR granted to such Participant.

1.02. Applicable Percentage means the same percentage, in multiples of 5%, by which the Performance Share Value during a Valuation Period exceeds the Fair Market Value of SNC Common Stock on the date that a Performance Share award was granted. The Applicable Percentage cannot be less than zero but can exceed 100%.

1.03. Board means the Board of Directors of SNC.

1.04. Code means the Internal Revenue Code of 1986, as amended.

1.05. Committee means the Compensation Committee of the Board appointed to administer the Plan.

1.06. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to SNC, unexercised, of that portion of the Option to which the SAR relates.

1.07. Date of Exercise means (i) with respect to an Option, the date that the Option price is received by SNC and (ii) with respect to an SAR, the date that the notice of exercise is received by SNC.

1.08. Fair Market Value means, on any given date, the closing price of SNC Common Stock as reported on the New York Stock Exchange. If SNC Common Stock was not traded on the New York Stock Exchange on such date, then Fair Market Value is determined with reference to the next preceding day that SNC Common Stock was so traded.

1.09. Initial Value means, with respect to an SAR, the Fair Market Value of one share of SNC Common Stock on the date of grant, as set forth in an Agreement.

1.10. Legal Disability means that a Participant is permanently and totally disabled within the meaning of Code section 22(e)(3).

1.11. Option means a stock option that entitles the holder to purchase from SNC a stated number of shares of SNC Common Stock at the price set forth in an Agreement.

1.12. Participant means an employee of SNC or of a Subsidiary, including an employee who is a member of the Board, or a non-employee who satisfies the requirements of Article IV and is selected by the Committee to receive a Restricted Stock, Performance Share or Performance Unit award, an Option, an SAR, or a combination thereof.

1.12a Payout Ratio means with respect to a Performance Unit the ratio determined by dividing the Performance Measure by the Performance Target.

1.13. Performance Share means an award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of SNC Common Stock, that entitles the holder to receive shares of SNC Common Stock, a cash payment, or a combination of SNC Common Stock and cash, in accordance with the provisions of Article X. The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of SNC Common Stock, cash or a combination of SNC Common Stock and cash.

1.14. Performance Share Value means the lowest Fair Market Value of SNC Common Stock during a Valuation Period.

1.14a. Performance Measure means the dollar amount of compensation as determined by the Committee which is credited to a Participant pursuant to a Performance Unit award based on the extent to which a profitability target is achieved during the Valuation Period. The profitability target may be based on earnings per share, return on equity or any other financial measure selected by the Committee. The Performance Measure may be expressed as a percentage of the Participant's base salary and may be more or less than the Performance Target according to the extent to which the profitability target is achieved during the Valuation Period.

1.14b. Performance Target means the dollar amount of compensation as determined by the Committee which is established by the Committee as a target to be paid to a Participant pursuant to a Performance Unit award if the profitability target established by the Committee is achieved during the Valuation Period. The Performance Target may be expressed as a percentage of the Participant's base salary.

1.14c. Performance Unit means an award, in an amount determined by the Committee and specified in an Agreement, that entitles the holder to receive Shares of SNC Common Stock, a cash payment or a combination of SNC Common Stock and cash, in accordance with Article X(A). The Committee, in its discretion, will determine whether a Performance Unit will be settled with shares of SNC Common Stock, cash or a combination of SNC Common Stock and cash.

1.15. Plan means the Southern National Corporation 1995 Omnibus Stock Incentive Plan, as it may be hereafter amended or restated.

1.16. Restricted Stock means shares of SNC Common Stock awarded to a Participant under Article IX. Shares of SNC Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

1.17. Retirement means that a Participant has separated from service on or after his earliest early retirement date established under a tax-qualified pension or profit sharing plan maintained by SNC or a Subsidiary in which he participates.

1.18. SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of SNC Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of SNC Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.19. SNC means Southern National Corporation.

1.20. SNC Common Stock means the common stock, $5.00 par value, of SNC.

1.21. Subsidiary means any "subsidiary corporation" as such term is defined in Code section 424.

1.22. Valuation Period means the period beginning on January 1 of the year in which a Performance Share award is granted and ending on the following December 31. There shall be five Valuation Periods with respect to each Performance Share award. With respect to Performance Unit awards, there shall be such number of Valuation Periods as are determined by the Committee at the time of grant of such award, but in no event less than three Valuation Periods.

ARTICLE II

PURPOSES

                    The Plan is intended to assist SNC in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of SNC and its shareholders. The Plan is intended to permit the award of shares of Restricted Stock, the award of Performance Shares, the award of Performance Units, the grant of SARs, and the grant of both Options qualifying under Code section 422 ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by SNC from the sale of SNC Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

                    Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to award Restricted Stock, Performance Shares and Performance Units and to grant Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Stock. Notwithstanding any such condition, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Option, SAR, Restricted Stock award, Performance Share award or Performance Unit award. All expenses of administering this Plan shall be borne by SNC.

                    The Committee, in its discretion, may delegate to one or more officers of SNC, all or part of the Committee's authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

4.01. General. Any employee of SNC or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of SNC or a Subsidiary. Any such employee may receive an award of Restricted Stock, Performance Shares or Performance Units or may be granted one or more Options, SARs, or Options and SARs. A Director of SNC who is an employee of SNC or a Subsidiary may receive an award of Restricted Stock, Performance Shares and Performance Units and may be granted Options or SARs under this Plan. Further, the Committee may from time to time in its sole discretion make awards of Restricted Stock, Performance Shares and Performance Units and may grant Options or SARs to non-employees or non-key employees in conjunction with mergers and acquisition transactions. A member of the Committee may not participate in this Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

4.02. Grants. The Committee will designate individuals to whom Restricted Stock, Performance Shares and Performance Units are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of SNC Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All Restricted Stock, Performance Share and Performance Unit awards, and all Option and SAR grants, under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt. Incentive stock options may be granted only to individuals who are employees of SNC or a Subsidiary or are otherwise eligible to receive such awards under Section 422 of the Code, as such provision may be hereafter amended. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of SNC and its Subsidiaries) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. No Participant may be granted Options and SARs that are not related to an Option in any calendar year for more than 30,000 shares of SNC Common Stock. In addition, in any calendar year, no Participant may receive shares of SNC Common Stock pursuant to the grant of any awards made under the Plan for more than a total of 100,000 shares of SNC Common Stock. (For purposes of the preceding two sentences an Option and related SAR shall be treated as a single award.) In addition, in any calendar year, no Participant may receive awards under the Plan payable in cash having an aggregate dollar value in excess of $300,000.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01. Source of Shares. Upon the award of shares of Restricted Stock and when a Performance Share or Performance Unit is earned, SNC may issue authorized but unissued SNC Common Stock. Upon the exercise of an Option or SAR, SNC may deliver to the Participant (or the Participant's broker if the Participant so directs), authorized but unissued SNC Common Stock.

5.02. Maximum Number of Shares. The maximum aggregate number of shares of SNC Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of Performance Shares and Performance Units under this Plan is six million, subject to increases and adjustments as provided in this Article V and Article XI.

5.03. Replenishment. The maximum number of shares authorized for issuance under this Plan under Section 5.02 shall be increased each calendar year by 3% (the Replenishment Percentage) of the amount, if any, by which the total number of shares of SNC Common Stock outstanding as of the last day of such calendar year exceeds the total number of shares of SNC Common Stock outstanding as of the first day of such calendar year. Provided, however, that: (i) in no event shall the total number of shares authorized for issuance under this Plan exceed 10% of authorized and outstanding SNC Common Stock as of the time of any replenishment adjustment and (ii) for calendar year 1995, the first day of the calendar year shall be deemed to be May 23, 1995 (the date of SNC's 1995 annual shareholders' meeting). The issuance of shares of SNC Common Stock under this Plan and the application of Article XI shall be disregarded for purposes of applying the preceding sentence.

5.04. Incentive Stock Options. Sections 5.02 and 5.03 to the contrary notwithstanding, the maximum aggregate number of shares of SNC Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options granted under this Plan is six million, subject to adjustment as provided in Article XI.

5.05. Forfeitures, etc. If an Option or SAR is terminated, in whole or in part, for any reason other than its exercise, the number of shares of SNC Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Performance Share awards and Performance Unit awards to be granted under this Plan. Any shares of Restricted Stock that are forfeited may be reallocated to other Options, SARs or Restricted Stock awards to be granted under this Plan.

ARTICLE VI

OPTION PRICE

                    The price per share for SNC Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for SNC Common Stock purchased on the exercise of any non-incentive stock option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date the Option is granted. The price per share for SNC Common Stock purchased on the exercise of any incentive stock option shall not be less than one-hundred percent (100%) of the Fair Market Value on the date the Option is granted.

ARTICLE VII

EXERCISE OF OPTIONS

7.01. Maximum Option or SAR Period. The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option that is an incentive stock option and any Corresponding SAR that relates to such Option shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

7.02. Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution, or, in the Committee’s sole discretion, pursuant to a beneficiary designation acceptable to the Committee. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of a Participant to whom an Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

ARTICLE VIII

METHOD OF EXERCISE

8.01. Exercise. An Option or SAR granted under this Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time, and an Option or SAR shall vest, at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of SNC Common Stock to SNC. If SNC Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

8.03. Determination of Payment of Cash and/or SNC Common Stock Upon Exercise of SAR. At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, SNC Common Stock, or a combination of cash and SNC Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8.04. Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option or SAR until the Date of Exercise of such Option or SAR.

ARTICLE IX

RESTRICTED STOCK

9.01. Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Restricted Stock is to be made and will specify the number of shares of SNC Common Stock covered by the award.

9.02. Vesting. The Committee, on the date of the award, may prescribe that a Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of SNC and its Subsidiaries before the expiration of a stated term or if SNC, SNC and its Subsidiaries or the Participant fail to achieve stated objectives.

9.03. Shareholder Rights. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock except by will or the laws of descent and distribution or, in the Committee’s sole discretion, pursuant to a beneficiary designation acceptable to the Committee, (ii) SNC shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to SNC a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.

ARTICLE X

PERFORMANCE SHARE AWARDS

10.01. Award. In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of SNC Common Stock covered by the award. The number of shares of SNC Common Stock covered by a Performance Share award is merely a target; the number of shares of SNC Common Stock earned and issued under a Performance Share award may be more or less than the target based on the Applicable Percentage.

10.02. Earning the Award. A Performance Share award will be earned based on the Performance Share Value during each of the five Valuation Periods following the date of award. The number of shares of SNC Common Stock earned under a Performance Share award as of the end of a Valuation Period will be equal to the product of (i) the number of shares covered by the Performance Share award and (ii) the Applicable Percentage; provided, however, that such product shall be reduced by the number of shares of SNC Common Stock earned or, in the case of a cash payment, the number of shares represented by the payment, in a prior Valuation Period with respect to the same Performance Share Award.

10.03. Employment. Section 10.02 to the contrary notwithstanding, a Participant's right to earn additional shares of SNC Common Stock or cash payments under Performance Share awards shall terminate if the Participant's employment with SNC and its Subsidiaries ends for reasons other than death, Legal Disability or Retirement. The preceding sentence shall not affect a Participant's right to receive shares of SNC Common Stock or cash payments that were earned in a Valuation Period that ended before the Participant's termination of employment. If a Participant's employment with SNC and its Subsidiaries ends on account of death, Legal Disability or Retirement, the Participant (or the Participant's estate or designated beneficiary in the case of his death) shall be entitled to receive shares of SNC Common Stock or cash payment to the extent that Performance Shares are earned in Valuation Periods preceding the Participant's termination of employment and the next following Valuation Period.

10.04. Issuance of Shares. To the extent that a Performance Share award is settled with SNC Common Stock, the shares of SNC Common Stock earned in accordance with Section 10.02 shall be issued to the Participant as soon as practicable after the end of the Valuation Period; provided, however, that no shares shall be issued unless the Committee certifies the number of shares of SNC Common Stock earned by the Participant during that Valuation Period. A fractional share shall not be issuable under this Article X but instead will be settled in cash.

10.05. Settlement in Cash. To the extent that a Performance Share award is settled in cash, the payment will be made in a single sum as soon as practicable after the end of the Valuation Period; provided, however, that no payment shall be made unless the Committee certifies the amount earned by the Participant during that Valuation Period. To the extent that a Performance Share award is settled in cash, the amount of cash payable under a award shall equal the Fair Market Value number of shares of SNC Common Stock earned during the Valuation Period on the date that the Committee certifies the Participant's right to receive the payment.

10.06. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and SNC Common Stock is issued to the Participant. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive payment thereunder other than by will or the laws of descent and distribution, or in the Committee’s sole discretion, pursuant to a beneficiary designation acceptable to the Committee.

ARTICLE X(A)

PERFORMANCE UNIT AWARDS

10(A).01. Award. In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Units is to be granted. At the date of grant, the Committee shall establish for each Performance Unit award: (i) the Performance Measure and (ii) the Performance Target to be paid to the Participant if the Performance Measure is met during the applicable Valuation Periods. The number of Performance Units granted to the Participant will equal the Performance Target of the Participant divided by the Fair Market Value of a share of SNC Common Stock on the date of grant.

10(A).02. Earning the Award. A Performance Unit award will be earned based on the value of each Performance Unit at the end of that number of Valuation Periods following the date of award as determined to be applicable by the Committee, which number shall not be less than three. As soon as practical after the expiration of the Valuation Period as the audited financial statements of the Corporation for the preceding calendar year are available to the Committee, the Committee will determine the value for each Performance Unit. The value of a Performance Unit will equal the Payout Ratio times the Fair Market Value of the SNC Common Stock on the date of grant of the Performance Unit (or such other nominal value as may be set by the Committee).

10(A).03. Employment. Section 10(A).02 to the contrary notwithstanding, a Participant's right to earn shares of SNC Common Stock or cash payments under Performance Unit awards shall terminate if the Participant's employment with SNC and its Subsidiaries ends for reasons other than death, Legal Disability or Retirement. The preceding sentence shall not affect a Participant's right to receive shares of SNC Common Stock or cash payments that were earned in a Valuation Period that ended before the Participant's termination of employment. If a Participant's employment with SNC and its Subsidiaries ends on account of death, Legal Disability or Retirement, the Participant (or the Participant's estate or designated beneficiary in the case of his death), shall, in the Committee’s discretion, be entitled to receive shares of SNC Common Stock or cash payment on a prorated basis to the extent that Performance Units are earned in Valuation Periods preceding the Participant's termination of employment and the next following Valuation Period. In such event; the percentage of Performance Units to be paid shall equal (i) the number of full calendar months between the date of grant of the award and the date of termination of employment, divided by (ii) the total number of months in the Valuation Period.

10(A).04 Issuance of Shares. To the extent that a Performance Unit award is settled with SNC Common Stock, the shares of SNC Common Stock having a value equal to the Performance Units earned in accordance with Section 10(A).02 shall be issued to the Participant as soon as practicable after the end of the Valuation Period; provided, however, that no shares shall be issued unless the Committee certifies the number of shares of SNC Common Stock earned by the Participant during that Valuation Period. A fractional share shall not be issuable under this Article X(A) but instead will be settled in cash.

10(A).05 Settlement in Cash. To the extent that a Performance Unit award is settled in cash, the payment will be made in a single sum as soon as practicable after the end of the Valuation Period; provided, however, that no payment shall be made unless the Committee certifies the amount earned by the Participant during that Valuation Period. To the extent that a Performance Unit award is settled in cash, the amount of cash payable under a Performance Unit award shall equal the value of the Performance Units earned during the Valuation Period. The Committee shall certify the Participant's right to receive the payment.

10(A).06 Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Units, have any rights as a shareholder until and to the extent that the award of Performance Units is earned and SNC Common Stock is issued to the Participant. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Unit award or the right to receive payment thereunder other than by will or the laws of descent and distribution, or, in the Committee’s sole discretion, pursuant to a beneficiary designation acceptable to the Committee.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN SNC COMMON STOCK

                    The maximum number of shares that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of Performance Shares and Performance Units under this Plan and the Replenishment Percentage in Section 5.03 shall be proportionately adjusted, and the terms of outstanding Restricted Stock awards, Performance Share awards, Performance Unit awards, Options and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) SNC (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

                    The issuance by SNC of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of SNC convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Stock, Performance Shares, Performance Units, Options or SARs.

                    The Committee may make awards of Restricted Stock, Performance Shares and Performance Units and may grant Options and SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of SNC or a Subsidiary in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted Restricted Stock, Performance Share and Performance Unit awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

                    No Option or SAR shall be exercisable, no SNC Common Stock shall be issued, no certificates for shares of SNC Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which SNC's shares may be listed. SNC shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence SNC Common Stock for which shares of Restricted Stock are awarded, Performance Shares or Performance Units were earned or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no SNC Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until SNC has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of SNC or a Subsidiary or in any way affect any right and power of SNC or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

13.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and SNC shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of SNC to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of SNC shall be deemed to be secured by any pledge of, or other encumbrance on, any property of SNC.

13.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04. Employee Status. For purposes of determining the applicability of Code section 422 (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised or that awards of Restricted Stock, Performance Shares or Performance Units may become vested or earned only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

ARTICLE XIV

AMENDMENT

                    The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of SNC Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Restricted Stock, Performance Share or Performance Unit award or under any Option or SAR outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

                    No awards of Restricted Stock, Performance Shares and Performance Units and no grants of Options and SARs may be made under this Plan after April 9, 2005. Restricted Stock, Performance Share and Performance Unit awards and Options and SARs granted before that date shall remain valid in accordance with their terms.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

                    Awards of Restricted Stock, Performance Shares and Performance Units may be made and Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Restricted Stock, Performance Share or Performance Unit award, Option or SAR will be effective unless this Plan is approved by shareholders holding a majority of SNC's outstanding voting stock, voting either in person or by proxy at a duly held shareholders' meeting within twelve months of such adoption.

Back to Index

1997 DECLARATION OF AMENDMENT TO
BB&T CORPORATION
OMNIBUS STOCK INCENTIVE PLAN

                    THIS DECLARATION OF AMENDMENT, made the 28th day of October, 1997, by BB&T CORPORATION (the "Company"), as sponsor of the BB&T Corporation Omnibus Stock Incentive Plan (the "Plan").

R E C I T A L S:

                    It is deemed advisable for the Company to amend the Plan to allow a Participant to designate a beneficiary to exercise any Options or SARs granted to him under the Plan upon his death and to make certain other changes deemed necessary or desirable.

                    NOW, THEREFORE, it is declared, that effective as of the date hereof, the Plan shall be and hereby is amended by adding the following new material to the end of Section 7.02 of the Plan:

"Notwithstanding the foregoing, on a beneficiary designation form provided by the Committee, a Participant may designate a beneficiary to exercise any Option or SAR granted to him under the Plan upon his death. The designation of a beneficiary in accordance with this Section 7.02 shall not constitute a transfer."

                    IN WITNESS WHEREOF, this Amendment has been executed by the Company as of the day and year first above written.

BB&T CORPORATION

By: /s/ Robert E. Greene
Senior Executive Vice President

Attest:

   /s/ Jerone C. Herring
    Secretary

[Corporate Seal]

1997 DECLARATION OF AMENDMENT TO
BB&T CORPORATION
INCENTIVE STOCK OPTION PLAN

                    THIS DECLARATION OF AMENDMENT, made the 28th day of October, 1997, by BB&T CORPORATION (the "Company"), as sponsor of the BB&T Corporation Incentive Stock Option Plan (the "Plan").

R E C I T A L S:

                    It is deemed advisable for the Company to amend the Plan to allow a Participant to designate a Beneficiary to exercise any Options granted to him under the Plan upon his death and to make certain other changes deemed necessary or desirable.

                    NOW, THEREFORE, it is declared, that the Plan shall be and hereby is amended, as follows:

                    1.      Effective as of the date hereof, delete paragraph 2a of the Plan and substitute therefor the following:

          "a. Beneficiary. Any person (including a trust) who may, pursuant to a beneficiary designation form filed with the Committee or under an employee's will or under the laws of descent and distribution, succeed to the employee's right to exercise any Option by reason of the employee's death."

                    2.      Effective as of the date hereof, insert the following new material to the end of paragraph 12 of the Plan:

          "Notwithstanding the foregoing, on a beneficiary designation form provided by the Committee, a Participant may designate a Beneficiary to exercise any Option granted to him under the Plan upon his death. The designation of a Beneficiary in accordance with this paragraph 12 shall not constitute a transfer."

                    IN WITNESS WHEREOF, this Amendment has been executed by the Company as of the day and year first above written.

BB&T CORPORATION

By: /s/ Robert E. Greene
Senior Executive Vice President

Attest:

   /s/ Jerone C. Herring
    Secretary

[Corporate Seal]

1999 DECLARATION OF AMENDMENT TO
BB&T CORPORATION
1995 OMNIBUS STOCK INCENTIVE PLAN

                    THIS DECLARATION OF AMENDMENT is made this 27th day of April, 1999, by BB&T CORPORATION (the "Corporation") to the BB&T Corporation 1995 Omnibus Stock Incentive Plan (the "Plan").

R E C I T A L S:

                    It is deemed advisable to amend the Plan in order to permit the transfer of nonqualified stock options granted under the Plan to the extent deemed advisable by the committee authorized to administer the Plan (the "Committee") and in a manner otherwise consistent with certain federal securities laws, and to make certain related revisions to the Plan.

                    NOW, THEREFORE, IT IS DECLARED that, effective as of April 27, 1999, the Plan shall be amended by deleting Section 7.02 of the Plan in its entirety and inserting the following in lieu thereof:

"Nontransferability. Incentive stock options and SARs shall not be transferable except by will or the laws of descent and distribution. In the event of any such transfer of an incentive stock option, the Option and any corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Non-incentive stock options shall not be transferable other than by will or the laws of descent and distribution, except as may be permitted by the Committee in its sole discretion in a manner consistent with the registration provisions of the Securities Act of 1933, as amended. Except as may be permitted by the preceding sentence with respect to the transfer of non-incentive stock options, (i) during the lifetime of a Participant to whom an Option or SAR is granted, the Option or SAR may be exercised only by the Participant; and (ii) no right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant. Notwithstanding the foregoing, on a beneficiary designation form provided by the Committee, a Participant may designate a beneficiary to exercise any Option or SAR granted to him under the Plan upon his death. The designation of a beneficiary in accordance with procedures established by the Committee shall not constitute a transfer."

                    IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of BB&T Corporation on the day and year first above written.

BB&T CORPORATION

By: /s/ Kelly S. King
President

ATTEST:

   /s/ Jerone C. Herring
    Secretary

[Corporate Seal]

2000 DECLARATION OF AMENDMENT TO
BB&T CORPORATION
1995 OMNIBUS STOCK OPTION PLAN

                    THIS DECLARATION OF AMENDMENT is made effective as of the 1st day of January, 2000, by BB&T CORPORATION (the "Corporation") to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended and restated (the "Plan").

R E C I T A L S:

                    It is deemed advisable to amend the Plan in order to increase the maximum amount of awards that can be received by a participant under the Plan and to increase the aggregate number of shares of BB&T common stock that may be issued pursuant to awards under the Plan.

                    NOW, THEREFORE, IT IS DECLARED, that, effective as of the 22nd day of February, 2000, the Plan shall be amended as follows:

                    1.      By deleting Section 4.02 of the Plan in its entirety and inserting the following in lieu thereof:

"4.02. Grants. The Committee will designate individuals to whom Restricted Stock, Performance Shares and Performance Units are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of BB&T Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All Restricted Stock, Performance Share and Performance Unit awards, and all Option and SAR grants, under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt. Incentive stock options may be granted only to individuals who are employees of BB&T or a Subsidiary or are otherwise eligible to receive such awards under Section 422 of the Code, as such provision may be hereafter amended. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of BB&T and its Subsidiaries) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. No Participant may be granted Options and SARs that are not related to an Option in any calendar year for more than 500,000 shares of BB&T Common Stock. In addition, in any calendar year, no Participant may receive shares of BB&T Common Stock pursuant to the grant of any awards made under the Plan for more than a total of 500,000 shares of BB&T Common Stock. (For purposes of the preceding two sentences an Option and related SAR shall be treated as a single award.) In addition, in any calendar year, no Participant may receive awards under the Plan payable in cash having an aggregate dollar value in excess of $2,000,000."

                    2.      By deleting Section 5.02 of the Plan in its entirety and inserting the following in lieu thereof:

"5.02. Maximum Number of Shares. The maximum aggregate number of shares of BB&T Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of the Performance Shares and Performance Units under this Plan is 29 million, subject to increases and adjustments as provided in this Article V and Article XI."

                    3.      By deleting Section 5.04 of the Plan in its entirety and inserting the following in lieu thereof:

"5.04. Incentive Stock Options. Sections 5.02 and 5.03 to the contrary notwithstanding, the maximum aggregate number of shares of BB&T Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options granted under this Plan is 29,000,000, subject to adjustment as provided in Article XI."

                    IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of BB&T Corporation on the day and year first above written.

BB&T CORPORATION

By: /s/ Kelly S. King
President

ATTEST:

   /s/ Jerone C. Herring
    Secretary

[Corporate Seal]

2003 DECLARATION OF AMENDMENT TO
BB&T CORPORATION
1995 OMNIBUS STOCK INCENTIVE PLAN

                    THIS DECLARATION OF AMENDMENT is made effective the 25th day of February, 2003, by BB&T CORPORATION (the "Corporation") to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended (the "Plan").

R E C I T A L S:

                    It is deemed advisable to amend the Plan in order to (1) increase the aggregate number of shares of BB&T common stock that may be issued pursuant to awards granted under the Plan; (2) increase the maximum number of shares of BB&T common stock that may be issued pursuant to incentive stock options granted under the Plan; and (3) provide that shareholder approval shall be required for any cancellation, regrant or other modification of an option which would result in a repricing of the option.

                    NOW, THEREFORE, IT IS DECLARED that, effective as of February 25, 2003, the Plan shall be amended as follows (subject to shareholder approval of the amendment of Section 5.02 and 5.04), with the remainder of the Plan being unchanged:

                    1.      By deleting Section 5.02 of the Plan in its entirety and inserting the following in lieu thereof:

"5.02. Maximum Number of Shares. The maximum aggregate number of shares of BB&T Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of Performance Shares and Performance Units under this Plan is 38,000,000, subject to increases and adjustments as provided in this Article V and Article XI."

                    2.      By deleting Section 5.04 of the Plan in its entirety and inserting the following in lieu thereof:

"5.04. Incentive Stock Options. Sections 5.02 and 5.03 to the contrary notwithstanding, the maximum aggregate number of shares of BB&T Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options granted under this Plan is 38,000,000 subject to adjustment as provided in Article XI."

                    3.      By adding the following provision as the third and final sentence of Article VI, with the remainder of Article VI being unchanged:

"Option Price. Except for adjustments made pursuant to Article XI, the option price for any outstanding Option granted under the Plan may not be decreased after the date of grant, nor may any outstanding Option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new Option with a lower exercise price than the original Option, without shareholder approval."

                    IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of BB&T Corporation as of the day and year first above written.

BB&T CORPORATION

By: /s/ Kelly S. King
President

ATTEST:

   /s/ Jerone C. Herring
    Secretary

[Corporate Seal]